Exhibit No. (10)

CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Statements" and to the use of our report dated February 23, 1996, with respect to the statutory basis financial statements of National Integrity Life Insurance Company in Post-Effective Amendment No. 6 to the Registration Statement (Form N-4 No. 33-56658) and Amendment No. 15 to the Registration Statement (Form N-4 No. 811-4846) and related Prospectus of National Integrity Life Insurance Company.

/s/ Ernst & Young LLP
Louisville, Kentucky
December 24, 1996

Exhibit No. (10)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements" and to the use of our report dated April 19, 1996, with respect to the financial statements of Separate Account I of National Integrity Life Insurance Company in Post-Effective Amendment No. 6 to the Registration Statement (Form N-4 No. 33-56658) and Amendment No. 15 to the Registration Statement (Form N-4 No. 811-4846) and related Prospectus of National Integrity Life Insurance Company.


/s/ Ernst & Young LLP
Louisville, Kentucky
December 24, 1996